Exhibit 99.3

Unified Grocers, Inc.

Executive Insurance Plan

Amended and Restated Split-Dollar Agreement

THIS AMENDED AND RESTATED SPLIT-DOLLAR AGREEMENT (the “Agreement”) is made as of the      day of May, 2013, by and between Unified Grocers, Inc., a California Corporation (the “Employer”) and                      (the “Employee”), to be effective as of June 1, 2013.

A.	WHEREAS, the Employer wishes to amend that certain split-dollar agreement previously entered into between the Employer and the Employee (the “Prior Agreement”).

B.	WHEREAS, pursuant to Article 9 of the Prior Agreement, which states that the Prior Agreement may be altered, amended or modified by a written instrument signed by the parties, the parties hereto desire to amend and restate the Prior Agreement with this written instrument to reflect certain plan design changes that shall apply to active Officers (as defined below), effective on and after June 1, 2013.

C.	WHEREAS, the Employee acknowledges that, as an active Officer, the Employer wishes to provide the Employee with current life insurance protection through the split-dollar life insurance arrangement set forth in this Agreement, as well as under a group term life insurance program that is governed by a separate plan.

D.	WHEREAS, the split-dollar life insurance arrangement set forth in this Agreement relates to a life insurance policy (the “Policy”) issued by the Insurer (as defined below) on the life of the Employee to be owned by the Employer subject to an endorsement in favor of the Employee.

E.	WHEREAS, the parties hereto intend that the only economic benefit to be provided to the Employee under this Agreement shall be current life insurance protection, and that the arrangement shall be subject to Treasury Regulations Section 1.61-22(d) by reason of Treasury Regulations Section 1.61-22(c)(1)(ii)(A)(1).

NOW, THEREFORE, the parties mutually agree as follows:

1.	Acquisition and Maintenance of Policy. At all times that this Agreement is in effect, the parties shall cooperate in applying for, obtaining, and maintaining the Policy. The Policy shall be issued to the Employer as owner with an endorsement granting to the Employee the rights described in Article 4 below.

2.	Payment of Premiums; Additional Compensation. The Employer shall pay all of the premiums due on the Policy. In addition, the Employer shall pay to the Employee each year, as additional compensation, an amount that is equal to the difference between (i) the Economic Benefit (as defined below) multiplied by a fraction, the numerator of which is one and the denominator of which is one minus 40% (i.e., 1/(1-40%)) and (ii) the Economic Benefit.

3.	Employer’s Interest in Policy.

(a)	Employer’s Interest. In consideration of the Employer’s premium payments under the split-dollar life insurance arrangement, the Employer’s Interest in the Policy shall at all times equal the amount determined in accordance with the following provisions. The Employer shall be entitled to recover the Employer’s Interest in the Policy in accordance with the terms and conditions of this Agreement. In no event, however, shall the Insurer be obligated to pay any amounts in excess of its obligations under the terms of the Policy.

(b)	Termination of Agreement. Upon the termination of this Agreement, the Employer’s Interest in the Policy shall be an amount equal to the Cash Surrender Value of the Policy (as defined below) at such time.

(c)	Death of the Employee. Upon the death of the Employee, the Employer’s Interest in the Policy shall be an amount equal to the total death benefit proceeds payable under the Policy less the amounts payable to the Employee’s designated beneficiary under Article 4(a).

(d)	Definitions. For purposes of this Agreement:

(i)	The “Cash Surrender Value of the Policy” at any time equals at such time the cash value set forth in the Policy’s table of values, less any policy loans to the Employer and accrued interest thereon at such time.

(ii)	“Economic Benefit” shall mean each year an amount that is equal to the value, as determined for federal and state income tax purposes, of the “economic benefit” derived by the Employee from the Policy’s life insurance protection (i.e., the cost using the Table 2001 rate, set forth in IRS Notice 2001-10 (or the corresponding applicable provision of any future IRS Notice or Revenue Ruling).

(iii)	“Employer’s Interest” shall mean the amount recoverable by the Employer with respect to the Policy in the event of the death of the Employee or upon the termination of this Agreement, as the case may be.

(iv)	“Insurer” shall mean Security Life of Denver Insurance Company, or such other insurance company through which the Employer, in its discretion, secures the Policy. The term Insurer may also include the Employer in any case where the Employer, in its discretion, determines it is necessary to self-insure benefits payable under this Agreement.

(v)

“Officer” means any employee of the Company elected by the Board of Directors of the Company and serving in the capacity as a Vice President or higher officer of the Company; provided, however, that no employee that is either hired or that becomes an officer, on or after September 30, 2012, can become a participant or recommence participation in the Unified Grocers, Inc. Executive Insurance Plan after that date.

4.	Rights in the Policy.

(a)	Employee’s Rights. During the Employee’s lifetime, including any period following the Employee’s retirement or other termination of employment from the Employer, the Employee shall be entitled to designate the beneficiary with respect to that portion of the death proceeds under the Policy in a fixed amount of $[ ]. The Employee may change such beneficiary designation at any time and from time to time; provided, that, the Employee’s beneficiary designation shall remain valid unless changed in a subsequent designation submitted by the Employee to the Employer in writing and accepted by the Insurer. The Employee shall also have the right to make any election as to the optional modes of settlement that may be available under the Policy. The Policy shall contain an endorsement (the “Endorsement”), in a form acceptable to the parties and the Insurer, granting the Employee the rights set forth in this Article 4(a).

(b)	Employer’s Rights. Except for those rights granted to the Employee in the Endorsement, the Employer shall have all of the rights of the owner under the Policy and the Employer shall be entitled to exercise all of such rights, options and privileges without the consent of the Employee; provided, however, the Employer agrees not to exercise the right to surrender the Policy except following a Termination Event and in compliance with the provisions of Article 6 below.

(c)	Conflict. As between the parties hereto, in the event of any conflict between the terms of the Endorsement and this Agreement, the terms of this Agreement shall prevail. The Insurer shall be bound, however, only by the terms of the Policy and any endorsements thereto.

5.	Death of the Employee. In the event of the Employee’s death prior to a Termination Event:

(a)	Employer’s Recovery. The Employer shall be entitled to recover out of the proceeds of the Policy an amount equal to the Employer’s Interest in the Policy as determined under Article 3 above.

(b)	Beneficiary’s Recovery. That portion of the proceeds of the Policy, if any, in excess of the Employer’s Interest in the Policy shall be paid to the beneficiary designated by the Employee on the Endorsement under the Policy.

(c)

Collection of Death Proceeds. Promptly following the Employee’s death, the parties shall cooperate in the filing of a death claim in accordance with the Insurer’s claims procedures and shall request distribution to the beneficiary designated by the Employee of the Employee’s interest in the Policy and the balance of the death proceeds, if any, shall be paid by the Insurer to the Employer under the Policy. When the death proceeds have been collected and paid as provided herein, this Agreement shall thereupon automatically terminate without any action required by the parties.

6.	Termination of Agreement.

(a)	Termination Events. Subject to fulfillment of the obligations arising upon termination hereinafter set forth, this Agreement shall terminate on the first to occur of the following events (each referred to herein as a “Termination Event”):

(i)	Delivery of written notice of termination of this Agreement by the Employer to the Employee.

(ii)	Delivery of written notice of termination of this Agreement by the Employee to the Employer.

(iii)	If the Employee engages, directly or indirectly (either as principal, agent, employee, consultant, stockholder, partner, or in any other individual or representative capacity), in any business activity within the Employer’s area of business which is competitive with any business conducted by the Employer as of the date of the Employee’s termination of employment with the Employer, and, if in the Employer’s opinion, the Employee would reasonably be expected to utilize any confidential information (such as Employer trade secrets including business records, actual and prospective customer and supplier lists, and the like) concerning the Employer in connection with such business activity.

(b)	Disposition of Policy Following a Termination Event. Following a Termination Event (except a Termination Event under Article 6(a)(iii)) the Employee shall have the option, for fifteen (15) business days thereafter, to pay to the Employer in cash an amount equal to the Cash Surrender Value of the Policy as determined under Article 3 above. Upon receipt of such payment, the Employer shall transfer all of its right, title and interest in and to the Policy to the Employee.

If the Employee fails to exercise this option or if a Termination Event under Article 6(a)(iii) occurs, the Employer shall be entitled to surrender the Policy or to remove the Endorsement from the Policy and thereafter to deal with the Policy as the Employer sees fit. The Employee hereby authorizes the Employer to act on the Employee’s behalf to sign all documents and to take any other action required by the Insurer to remove the Endorsement following a Termination Event. The Insurer shall be entitled to rely on the Employer’s authority upon submission by the Employer of a photocopy of this signed Agreement.

The Employer shall cooperate in effecting any full or partial policy surrender or policy loan requested by the Employee related to the Employee’s exercise of any option provided hereunder; provided, however, that the Employer’s Interest in the Policy is paid to the Employer in connection with such a transaction.

7.	Provisions Regarding the Insurer. The parties acknowledge and agree as follows:

(a)	Bound Only by Policy. The Insurer shall be bound only by the provisions of the Policy and any endorsement thereto.

(b)	Discharge. Any payment made or actions taken by the Insurer in accordance with the provisions of the Policy and any endorsement thereto shall fully discharge the Insurer from all claims, suits and demands of all persons whatsoever.

(c)	Insurer Not a Party. The Insurer shall not be deemed a party to, or to have notice of, this Agreement or the provisions hereof and shall have no obligation to see to the performance of the obligations of the parties hereunder.

8.	Special Provisions. In compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the parties hereby confirm:

(a)	Named Fiduciary. The Employer is the named fiduciary of the split-dollar life insurance plan of which this Agreement is the written instrument.

(b)	Funding. The funding policy of the split-dollar life insurance plan is that the Employer will pay that portion of the premiums under the Policy required under Article 2 above.

(c)	ERISA Claims Procedures. The following claims procedure shall be utilized:

(i)	The claimant shall file a claim for benefits by notifying the Employer in writing. If the claim is wholly or partially denied, the Employer shall provide a written notice within ninety (90) days specifying the reason for the denial, the provisions of this Agreement on which the denial is based, and additional material or information, if any, necessary for the claimant to receive benefits. Such written notice shall also indicate the steps to be taken by the claimant if a review of the denial is desired. If the Employer determines that an extension of time for processing the claim is required, the determination period can be extended for an additional ninety (90) days, provided that the Employer furnishes the claimant with written notice of the extension within the initial 90-day period, and such notice describes the circumstances requiring the extension of time and the date by which the Employer expects to render its decision.

(ii)

If a claim is denied and review is desired, the claimant shall notify the Employer in writing within sixty (60) days after receipt of written notice of a denial of a claim. In requesting a review, the claimant may review plan documents and submit any written issues and comments the claimant feels are appropriate. The Employer shall then review the claim and provide a written decision within sixty (60) days of receipt of a request for review. If the Employer determines that an extension of time for processing the appeal is required, the determination period can be extended for an additional sixty (60) days, provided that the Employer furnishes the claimant with written notice of the extension within the initial 60-day period, and such notice describes the circumstances requiring the extension of time and the date by which the Employer expects to render its decision. This decision shall state the specific reasons for the decision and shall include references to specific provisions of this Agreement upon which the decision is based.

(iii)	In no event shall the Employer’s liability under this Agreement exceed the amount of proceeds from the Policy.

9.	Amendment. This Agreement may be altered, amended or modified, including the addition of any extra policy provisions, but only by a written instrument signed by all of the parties.

10.	Assignment. A party may assign such party’s interests and obligations under this Agreement at any time subject to the terms and conditions of this Agreement.

11.	Governing Law. To the extent not preempted by ERISA, this Agreement shall be governed by the laws of the State of California.

12.	Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. The Prior Agreement and any and all other agreements and understandings with respect to such matters are hereby superseded.

13.	Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument, and each counterpart may be delivered manually or by facsimile transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written, to be effective as of June 1, 2013.

EMPLOYER: UNIFIED GROCERS, INC.

Date	Robert M. Ling, Jr., President and Chief Executive Officer

EMPLOYEE:

Date	Signature

Type or Print Name

i

8.	Special Provisions	5

	(a) Named Fiduciary	5

	(b) Funding	5

	(c) ERISA Claims Procedures	5

9.	Amendment	6

10.	Assignment	6

11.	Governing Law	6

12.	Entire Agreement	6

13.	Counterparts	6

ii